UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): January 29, 2009

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective January 29, 2009, we entered into a Consulting Agreement dated January 13, 2009 with Strategic Partners Consulting, LLC (“SPC”).  Under the terms of the Consulting Agreement, SPC will provide consulting services to us on various matters related to corporate planning.  The Consulting Agreement is for a term of one year.  In consideration for these consulting services, upon execution of the Consulting Agreement we issued to SPC ten million (10,000,000) shares of our common stock, par value $0.001 per share.

Item 2.03  Creation of a Direct Financial Obligation.
Item 3.02  Unregistered Sales of Equity Securities.

On January 29, 2009, we issued and sold a $150,000 principal amount secured promissory note bearing interest at a rate of 10% per annum and a warrant to purchase 300,000 shares of our common stock to James A. Hayward, our Chairman, President and Chief Executive Officer.

The promissory note and accrued but unpaid interest thereon shall automatically convert on January 29, 2010 at a conversion price of $0.033337264 per share, which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the automatic conversion price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the notes on three days written notice (during which period the holder can elect to convert the note).  The promissory notes bear interest at the rate of 10% per annum and are due and payable in full on January 29, 2009. Until the principal and accrued but unpaid interest under the promissory note are paid in full, or converted into our common stock, the promissory note will be secured by a security interest in all of our assets.

The warrant is exercisable for a four-year period commencing on January 29, 2010, and expiring on January 28, 2014, at a price of $0.50 per share.  The warrant may be redeemed at our option at a redemption price of $0.01 upon the earlier of (i) January 29, 2012, and (ii) the date our common stock has been quoted on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.

The information set forth under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.  We issued the securities to SPC and James A. Hayward in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: February 3, 2009